UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 5, 2016

AMERICAN CAMPUS COMMUNITIES, INC.

AMERICAN CAMPUS COMMUNITIES OPERATING PARTNERSHIP LP
(Exact name of Registrant as specified in its Charter)

Maryland	001-32265	76-0753089
Maryland	333-181102-01	53-2473181
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

12700 Hill County Blvd., Suite T-200, Austin, Texas 78738
(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (512) 732-1000
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

The paragraph entitled "Recent Legislation Modifying Several of the Rules Applicable to REITs-Reduction in Built-in Gains Period" of Exhibit 99.1 to the Current Report on Form 8-K of American Campus Communities, Inc. and American Campus Communities Operating Partnership LP filed with the Securities and Exchange Commission on May 10, 2016 is amended and restated in its entirety as follows:

"Reduction in Built-in Gains Period. The PATH Act reduced, for taxable years beginning in 2015 and later, the recognition period or “built-in gains” period (i.e., the period during which gains from the sale or disposition of property acquired by a REIT from a C corporation in a tax-free merger or other carryover basis transaction is subject to C corporation tax) from 10 years to 5 years.

On June 7, 2016, the Internal Revenue Service and the Treasury Department issued temporary regulations that changed the recognition period or “built-in gains” period described in the discussion above. For any property acquired by us with built-in gain (i.e., property acquired by us from a C corporation in a carryover basis transaction that has a fair market value in excess of its adjusted basis at the time of acquisition) prior to August 8, 2016, the recognition period applicable to us with respect to any such property is the five-year period beginning on the day such property was acquired. For any property with built-in gain that is acquired by us on or after August 8, 2016, the recognition period will be the ten-year period beginning on the day the property was acquired."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAMPUS COMMUNITIES, INC.

Date: August 5, 2016	By:	/s/ Jonathan A. Graf
Jonathan A. Graf
Executive Vice President, Chief Financial Officer, Secretary and Treasurer

AMERICAN CAMPUS COMMUNITIES OPERATING PARTNERSHIP LP

	By:	American Campus Communities Holdings LLC, its general partner

		By:	American Campus Communities, Inc., its sole member

			By:	/s/ Jonathan A. Graf
Jonathan A. Graf
Executive Vice President, Chief Financial Officer, Secretary and Treasurer